Exhibit 99.1

Deloitte & Touche LLP
1111 Bagby
Suite 4500
Houston, TX 77002
USA

Tel: +1 713 982 2000
Fax: +1 713 982 2001
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Member of

Silver Hill E&P II, LLC

Dallas, Texas

We have audited the accompanying financial statements of Silver Hill E&P II, LLC (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, cash flows, and member’s capital for the period from February 18, 2016 (inception) to December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Hill E&P II, LLC as of December 31, 2016, and the results of its operations and its cash flows for the period from February 18, 2016 (inception) to December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in the notes to the financial statements:

•	On February 26, 2016, Silver Hill Energy Partners II, LLC (the “Member”) completed the acquisition of oil and gas properties from Concho Resources, Inc. and contributed the properties to the Company (Note 2).

•	On March 1, 2017, the Member sold the Company to RSP Permian, Inc. (Note 1).

Our opinion is not modified with respect to these matters.

/s/ Deloitte & Touche LLP

May 9, 2017

SILVER HILL E&P II, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 18, 2016 (INCEPTION) TO DECEMBER 31, 2016

2016
Crude Oil, Natural Gas, and Natural Gas Liquids Revenue	$58,039,888

Lease Operating Expenses	22,123,165
Impairment of Oil and Gas Properties	159,670
Depletion, Depreciation and Accretion	22,205,947
Severance Taxes	2,598,615
General and Administrative Expenses	2,896,024

Total Operating Expenses	49,983,421

Income from Operations Before Income Taxes	8,056,467

Income Taxes	(491,115)

Net Income	$7,565,352

See accompanying notes to these financial statements.

SILVER HILL E&P II, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2016

2016
Current Assets
Accounts Receivable	$12,525,624

Total Current Assets	12,525,624

Long Term Assets
Oil and Gas Properties, Net (successful efforts)	371,293,227

Total Assets	$383,818,851

Liabilities and Member’s Capital
Current Liabilities
Accounts Payable and Accrued Liabilities	$26,083,792

Total Current Liabilities	26,083,792

Long Term Liabilities
Deferred Tax Liability	491,115
Asset Retirement Obligation	2,627,606

Total Long Term Liabilities	3,118,721

Commitments and Contingencies (Note 7)
Member’s Capital	$354,616,338

Total	$383,818,851

See accompanying notes to these financial statements.

SILVER HILL E&P II, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM FEBRUARY 18, 2016 (INCEPTION) TO DECEMBER 31, 2016

2016
Cash flows from operating activities
Net Income	$7,565,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	22,205,947
Impairment	159,670
Income taxes	491,115
Changes in operating assets and liabilities:
Accounts receivable	(12,525,624)
Accounts payable and accrued liabilities	14,898,391

Net cash provided by operating activities	$32,794,851

Cash flows used in investing activities
Acquisition of Concho properties	$(291,984,000)
Capital expenditures in oil and gas properties	(90,485,066)

Net cash used in investing activities	$(382,469,066)

Cash flows from financing activities
Net contributions from Member	$349,674,215

Net increase in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, ending of year	—

Supplemental non-cash disclosure:
Capitalized interest	$1,959,588

Revenue suspense on Concho Acquisition	$2,114,000

Accounts payable and accrued liabilities related to capital expenditures	$9,071,401

Asset retirement obligations	$2,627,606

Distribution of overriding royalty interest to Affiliate	$2,623,229

See accompanying notes to these financial statements.

SILVER HILL E&P II, LLC

STATEMENT OF MEMBER’S CAPITAL

FOR THE PERIOD FROM FEBRUARY 18, 2016 (INCEPTION) TO DECEMBER 31, 2016

Balance—February 18, 2016	$—
Net Contributions from Member	347,050,986
Net Income	7,565,352

Balance—December 31, 2016	$354,616,338

See accompanying notes to these financial statements.

SILVER HILL E&P II, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016, AND FOR THE PERIOD FROM FEBRUARY 18, 2016

(INCEPTION) TO DECEMBER 31, 2016

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Silver Hill E&P II, LLC (the “Company” or “SHEP II”), a wholly owned subsidiary of Silver Hill Energy Partners II, LLC (the “Member”), is a Delaware limited liability company that was formed on February 18, 2016. SHEP II was formed for the purpose of acquiring producing properties and undeveloped acreage from Concho Resources Inc. (“Concho”) (Note 2). SHEP II is engaged in the acquisition, exploration and development of oil and gas properties. SHEP II’s operations are focused in the Delaware Basin in West Texas.

The Company is a limited liability company (“LLC”). As an LLC, the amount of loss at risk for the Member is limited to the amount of capital contributed to the LLC and, unless otherwise noted, the Member’s liability for indebtedness of an LLC is limited to the Member’s actual capital contribution.

On March 1, 2017, the Member sold the Company to RSP Permian, Inc. (“RSP”), a Delaware corporation, for cash consideration of $645.9 million and 16.0 million shares of RSP common stock, subject to customary adjustments. As a result of this sale, the Member made distributions to its unit holders (Note 4).

Basis of Presentation— The accompanying financial statements include only those assets, liabilities, revenues and expenses that relate to the business of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash Management Program—The Company does not have bank accounts and participates in the Member’s centralized cash management and funding system. The Company enters into agreements directly with customers and vendors and collections and payments are handled by the Member. The Member maintains all cash generated by the Company’s operations and cash required to meet the Company’s operating and investing needs is provided by the Member, as necessary. Net cash generated by, or used by the Company’s operations, is reflected as a component of member’s capital on the accompanying balance sheet and as net contributions from the member on the accompanying statements of cash flows and member’s capital.

All significant intercompany transactions between the Company and the Member have been included in these accompanying financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions represents capital contributions from or distributions to the Member, and therefore, is reflected in the accompanying statements of cash flows as a financing activity, in the accompanying statement of member’s capital as net contributions from member and in the accompanying balance sheet as member’s capital.

The Company and the Member do not have any employees. On February 26, 2016, the Member entered into has a Management Services Agreement (“MSA”) with Silver Hill Energy Partner Holdings, LLC (“SHEP I”), an entity under common management, for which SHEP I provides operational and general and administrative services for the Concho properties (Note 6). The Member’s general and administrative expenses were allocated to the Company, including the

Concho transaction costs (Note 2). The Member has a Revolving Credit Agreement (“RBL”) to fund the development of the Concho properties. The Member’s interest expense of $2.0 million was allocated to the Company and capitalized in oil and gas properties in the balance sheet. Borrowings under the RBL are secured by the Company’s oil and gas properties. The Member also has commodity derivatives contracts to hedge their price risks on the Company’s production. The associated realized and unrealized gain and losses on the derivatives contracts were not allocated to the Company.

Accounting Estimates—The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Certain significant estimates made by management include oil and gas reserves, which affect the carrying value of oil and gas properties, evaluation for impairment of proved and unevaluated property costs, asset retirement obligations and the allocation of expenses from the Member to the Company. Actual results could differ from those estimates and the differences could be material.

Management believes that it is reasonably possible that the estimates involved in the determination of proved oil and gas reserves could significantly change in the coming year. Total proved reserves are defined as those reserves that can be produced economically using current oil and gas prices. Accordingly, the estimated quantity of proved reserves and the annual depletion expense will likely change along with future price increases and decreases.

Furthermore, estimating reserves is not an exact science. Estimates can be expected to change as additional information becomes available. Estimates of oil and gas reserves are projections based on the interpretation of engineering data to determine future rates of production and the timing of development expenditures. The accuracy of any reserve estimate is a function of the quality of available data and the engineering and geological interpretation and judgment of the estimator. Accordingly, there can be no assurance that the reserves as estimated will ultimately be produced, nor can there be assurance that the proved undeveloped reserves as estimated will be developed within the period anticipated.

Financial Instruments—The carrying amounts of financial instruments, including accounts receivable, accounts payable, and accrued liabilities approximate fair value, unless otherwise stated, as of December 31, 2016.

Asset Retirement Obligation—Asset retirement obligations (“ARO”) consist of future plugging and abandonment expenses on oil and gas properties. The Company records the estimated fair value of its ARO when the related wells are acquired or completed with a corresponding increase in the carrying amount of oil and gas. The liability is accreted to its present value each period. Management estimates the fair value of additions to the asset retirement obligation liability using a valuation technique that converts future cash flows to a single discounted amount. Significant inputs to the valuation include: (i) estimated plug and abandonment cost per well based on management’s experience; (ii) estimated remaining life per well; and (iii) the Company’s credit-adjusted risk-free rate. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

The following is a summary of changes in the ARO during the year ended December 31, 2016:

2016
Beginning balance	$—
Liabilities addition	1,446,152
Liabilities incurred	1,133,000
Accretion of discount	48,454

Ending balance	$2,627,606

Accounts Receivable— The Company grants credit to customers and joint interest owners that arise in the normal course of operations. The receivable accounts consist of amounts billed to customers and joint interest owners and accruals for sales not yet billed. The Company writes off accounts receivable when management believes the receivable to be uncollectible based on the overall creditworthiness of the customers and payment disputes.

An allowance for uncollectible accounts is an estimate of the losses in the Company’s accounts receivable. The Company periodically reviews the accounts receivable from customers for any collectability issues. An allowance for uncollectible accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. As of December 31, 2016, the Company did not recognize a reserve for uncollectible accounts receivable.

Oil and Gas Properties—The Company’s oil and gas properties consisted of the following:

December 31, 2016
Mineral interest in properties:
Unproved oil and gas properties	$55,355,306
Proved oil and gas properties	338,303,538

393,658,844
Accumulated depletion, depreciation and amortization	(22,365,617)

Oil and gas properties—net	$371,293,227

The Company follows the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells are capitalized pending determination of whether the wells have found proved reserves. If the Company determines that the wells do not find proved reserves, the costs are charged to expense. Geological and geophysical costs, including seismic studies and costs of carrying and retaining unproved properties, are charged to expense as incurred. On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depletion and depreciation are eliminated from the property accounts, and the resulting gain or loss is recognized. On the sale of a partial unit of proved property, the amount received is treated as a reduction of the cost of the interest retained.

The Company records depletion, depreciation and amortization of capitalized costs of proved oil and gas properties using the unit-of-production method over estimated proved reserves using the unit conversion ratio of six million cubic feet of gas to one barrel of oil equivalent. Capitalized costs of proved mineral interests are depleted over total estimated proved reserves, and capitalized costs of wells and related equipment and facilities are depreciated over estimated proved developed reserves. Depletion, depreciation and amortization expense for oil and gas properties amounted to $22.2 million for the period from February 18, 2016 (inception) to December 31, 2016.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. No impairment of unproved properties was recorded during the period from February 18, 2016 (inception) to December 31, 2016 as the Company continues to extend its leases and complies with its lease terms through production and continuous development. The Company began its horizontal drilling strategy in February 2016 and has completed eleven economical wells in 2016. Management also evaluated several recent transactions in the West Texas area and believes the terms support its carrying value as of December 31, 2016.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Capitalized costs related to proved oil and gas properties, including wells and related equipment and facilities, are evaluated for impairment based on an analysis of undiscounted future net cash flows. If undiscounted cash flows are insufficient to recover the net capitalized costs related to proved properties, then an impairment charge is recognized in the Statement of Operations equal to the difference between the carrying value proved properties and their estimated fair values based on the present value of the related future net cash flows. The Company recorded no impairment on proved properties for period from February 18, 2016 (inception) to December 31, 2016.

Revenue— The Company records revenues from the sales of oil, natural gas and natural gas liquids in the month that delivery to the purchaser has occurred and title has transferred. The Company receives payment from one to two months after delivery. At the end of each month, the Company estimates the amount of production delivered to purchasers and the price to be received. Variances between estimated revenue and actual payment are recorded in the month the payment is received. Historically, any differences have been insignificant.

Lease Operating Costs—Lease operating costs, including pumpers’ salaries, saltwater disposal, ad valorem taxes, repairs and maintenance, expensed workovers and other operating expenses are expensed as incurred and included in lease operating costs on the statement of operations.

Income Taxes—The Company is not subject to U.S. federal income taxes. Because the Company is a limited liability company, the income or loss of the Company for federal income tax purposes is generally allocated to the Member and their members in accordance with the Company’s formation agreements, and it is the responsibility of the Member’s to report their share of taxable income or loss on their separate income tax returns. Accordingly, no recognition has been given to federal income taxes in the accompanying financial statements. The Company is subject to Texas margin tax on its operations within the state of Texas, and such amount is included in income tax expense on the Company’s statement of operations. Based on management’s analysis, the Company did not have any uncertain tax positions as of December 31, 2016. No interest and penalties have been accrued or recorded.

The Company provides deferred income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Standards—The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and industry-specific guidance in Subtopic 932-605, Extractive Activities – Oil and Gas – Revenue Recognition. This ASU provides guidance concerning the recognition and measurement of revenue from contracts with customers. Its objective is to increase the usefulness of information in the financial statements regarding the nature, timing and uncertainty of revenues. This standard becomes effective for us beginning January 2019. The Company is evaluating the impact this ASU may have on our financial statements and related disclosures.

The FASB issued ASU 2016-2, Leases. This ASU requires lessees to recognize lease assets and lease liabilities on the statement of financial position. The update is effective for financial statements issued for annual periods beginning after December 15, 2019 and for interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is evaluating the potential impact this ASU may have on our financial statements and related disclosures.

2.	PURCHASES OF OIL AND GAS PROPERTIES

On February 26, 2016, the Member closed on the acquisition of oil and gas properties from Concho (“Concho Acquisition”) for cash consideration of $292.0 million and contributed the properties to the Company. The Member incurred $0.4 million of transaction costs related to the acquisition and allocated the costs to the Company. These transaction costs are recorded in the Company’s statement of operations within general and administrative expenses.

The acquisition is accounted for using the acquisition method under Accounting Standards Codification (“ASC”) 805, Business Combinations, which requires the acquired assets and liabilities to be recorded at fair value as of the acquisition date of February 26, 2016. The following table summarizes the purchase price and the final allocation of the fair values of assets acquired and liabilities assumed (in thousands):

February 26, 2016
Cash Consideration	$291,984

Fair value of assets and liabilities acquired
Proved oil and gas properties	83,254
Unproved oil and gas properties	211,977

Total fair value of oil and gas properties acquired	295,231
Revenue suspense	(2,114)
Asset retirement obligations	(1,133)

Total fair value of net assets acquired	$291,984

3.	MEMBER’S CAPITAL

The LLC agreement dated February 26, 2016 governs the Company’s ownership. The Member receives the allocation of all profits, losses, gains, deductions and credits with respect to the operations of the Company. As disclosed in Note 1, the Company does not have any cash accounts or financing and is dependent on the Member to fund their ongoing operating and investing activities.

4.	INCENTIVE COMPENSATION

Key members of management of an affiliate were issued equity units for capital contributions and granted profits units in Silver Hill Management II, LP (“SHEP II Management”), a member of Silver Hill Energy Partners II, LLC. As distributions for profits units are subject to the discretion of the General Partner of SHEP II Management, the profits units are not a substantive class of equity and are akin to a performance bonus and are accounted for as a contingent liability under ASC 450, Contingencies. Even though SHEP II Management has no employees or assets, the Company would be expected to recognize an allocated amount of the compensation expense.

5.	RISK MANAGEMENT ACTIVITIES

US GAAP establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and lowest priority to unobservable inputs (Level 3 measurement).

The three levels of fair value hierarchy are as follows:

•	Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

•	Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company does not have financial assets or financial liabilities at December 31, 2016.

Nonrecurring Fair Value Measurements—Certain nonfinancial assets and liabilities are measured at fair value on a nonrecurring basis (e.g., oil and gas properties) and are subject to fair value adjustments under certain circumstances. The inputs used to determine such fair value are primarily based upon internally developed cash flow models and are classified within Level 3.

During the period from February 18, 2016 (inception) to December 31, 2016, using a discounted cash flow valuation technique, the Company adjusted the carrying value of one well and recorded impairment charges of $0.2 million. The impairment charge resulted from a decline in oil and gas prices and minor changes in management’s assumptions, based on an extensive review of operating results, production history, price realizations and costs.

6.	RELATED PARTIES

During 2016, the Member transferred $2.6 million of overriding royalties in the Concho properties to an affiliate of SHEP II, Skyland Mineral, LP.

On February 26, 2016, the Member entered into a MSA with SHEP I for operational and general administrative services with respect to the operations of Company’s Concho properties. During the period from February 18, 2016 (inception) to December 31, 2016, the Member paid $2.4 million to SHEP I for such services on behalf of the Company.

7.	COMMITMENTS AND CONTINGENCIES

The Company is party to various legal actions arising in the normal course of business. The Company is not currently a party to any material legal proceedings and is not aware of any material legal or government proceedings against the Company or contemplated to be brought against the Company.

8.	SUBSEQUENT EVENTS

Subsequent events have been assessed through May 9, 2017, the date this report was available for issuance.

On March 1, 2017, the Member sold the Company to RSP Permian, Inc. (“RSP”), a Delaware corporation, for cash consideration of $645.9 million and 16.0 million shares of RSP common stock, subject to customary adjustments.

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